Exhibit 99.1 Press Release

CHEMBIO COMPLETES FIRST LARGE ORDER TO UGANDA SINCE NATIONAL PROTOCOL DESIGNATION

Evaluation Conducted for Zambian Health Ministry Recommends Chembio’s Tests

MEDFORD, N.Y. - Feb 1, 2006 - Chembio Diagnostics Inc. (OTCBB:CEMI) reported that during the last five weeks it has shipped approximately $540,000 of the Company’s rapid HIV tests to the Ministry of Health of the Republic of Uganda. As previously announced by the Ugandan Ministry of Health, Chembio’s HIV 1/2 STAT-PAKTM test is designated as the confirmatory test in all of the national rapid HIV testing protocols. This is the first large order that the Company has received as a result of this designation. Chembio made a shipment in late December for $405,000 of the items purchased. The remaining $135,000 was shipped this week.

“The demand for HIV rapid tests is expected to increase in Uganda and other countries in the region as public health officials are encouraging the use of rapid testing devices to identify and diagnose infected individuals”, commented Lawrence Siebert, Chembio’s President. “Chembio is the exclusive confirmatory test that is used on those who test positive during initial screening, a number which varies with the prevalence of the disease in the groups tested. Overall, Uganda’s demand for rapid HIV tests is expected to exceed several million tests for 2006.”

Chembio also announced that the company’s HIV 1/2 STAT-PAK, HIV 1/2 STAT-PAK Dipstick and SURE CHECK® HIV tests have been evaluated and recommended for use in Zambia. The Virology Laboratory at the University Teaching Hospital in Lusaka conducted the evaluation for Zambia’s Ministry of Health. The evaluation found the performance of Chembio’s tests to be comparable and in some respects superior to other commercial tests in standard use in Zambia. During the evaluation, four specimens gave discrepant results between the Chembio test and the reference test. A third tiebreaker test was used and confirmed the Chembio test results were correct.

ABOUT CHEMBIO
Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various infectious diseases, including HIV, Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc.; the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contact: Vince Daniels/James Carbonara
The Investor Relations Group 212-825-3210